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                                                                    EXHIBIT 4.14

                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT (this "AGREEMENT") dated as of October 27, 2003 between Markland Technology, Inc. (including, as the context may require, its subsidiaries, the "COMPANY"), a Florida corporation, and Ms. Jo-Ann Nichols (the "EMPLOYEE"), a resident of Pawtucket, RI.

         WHEREAS, the Company wishes to employ the Employee to render services for the Company on the terms and conditions set forth in this Agreement, and the Employee wishes to be retained and employed by the Company on such tennis and conditions.

         NOW, THEREFORE, in consideration of the premises, the mutual agreements set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1. EMPLOYMENT - The Company hereby employs the Employee, and the Employee accepts such employment and agrees to perform services for the Company, upon the terms and conditions set forth in this Agreement.

     2. POSITION AND DUTIES/SERVICE WITH COMPANY - During the term of the Employee's employment, the Employee agrees to perform such reasonable employment duties as the Board of Directors or Chief Executive Officer of the Company shall assign from time to time. Currently, the Employee's employment shall commence with the title of Senior Accountant.

         Performance of Duties - The Employee agrees to serve the Company faithfully and to the best of their ability and to devote a reasonable amount of time, attention and efforts to the business and affairs of the Company during their employment by the Company. The Employee hereby confirms that they are under no contractual commitments inconsistent with obligations set forth in this Agreement and that during the term of this Agreement, they will not render or perform services for any other corporation, firm, entity or person which are inconsistent with the provisions of this Agreement. While employed by the Company, the Employee may participate in reasonable professional, charitable, and/or personal investment activities so long as such activities do not interfere with the performance of their obligations under this Agreement.

     3. COMPENSATION BASE SALARY - As compensation for services to be rendered by the Employee under this Agreement, the Company shall pay to the Employee:

          (a) a base salary of $3,750 per month, and also arrange for medical and dental health insurance coverage for the employee in the state of Rhode Island.

          (b) INCENTIVE COMPENSATION - In addition to the base salary, the Employee shall be eligible to participate in any bonus or incentive compensation plans that may be established by the Board of Directors of the Company from time to time applicable to the Employee.

          (c) PARTICIPATION IN BENEFIT PLANS - The Company agrees to pay for Employee's benefits during the employment period, including but not limited to health insurance and disability insurance. Additionally, while employed by the Company, the Employee shall also be eligible to participate in all employee benefit plans or programs (including vacation time) of




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     the Company to the extent that the Employee meets the requirements for each individual plan. The Company provides no assurance as to the adoption or continuance of any particular employee benefit plan or program, and the Employee's participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto.

          (d) EXPENSES - The Company will pay or reimburse the Employee for all reasonable and necessary out-of-pocket expenses incurred in the performance of their duties under this Agreement, subject to the Company's normal policies for expense verification.

          (e) GRANT OF STOCK. The company agrees to grant to Employee, as of date of this contract equity in the Company equivalent to $40,000. Such stock shall be restricted, unregistered common stock of the Company.

     Confidential Information - Except as permitted or directed by the Company's Board of Directors or Chief Executive Officer, during the term of his employment or at any time thereafter, the Employee shall not divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company) any confidential or secret knowledge or information of the Company that the Employee has acquired or become acquainted with or will acquire or become acquainted with prior to the termination of the period of his employment by the Company (including employment by the Company or any affiliated companies prior to the date of this Agreement) whether developed by himself/herself or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company, any customer or supplier lists of the Company, any confidential or secret development or research work of the Company, or any other confidential information or secret aspects of the business of the Company. The Employee acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company and represents a substantial investment of time and expense by the Company, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company. Both during and after the term of his employment, the Employee will refrain from any acts or omissions that would reduce the value of such knowledge or information to the Company. The foregoing obligations of confidentiality shall not apply to any knowledge or information that is now published or which subsequently becomes generally publicly known in the form in which it was obtained from the Company, other than as a direct or indirect result of the breach of this Agreement by the Employee.

     4. VENTURES - If, during the term of his employment the Employee is engaged in or associated with the planning or implementing of any project, program or venture involving the Company and a third party or parties, all rights in such project, program or venture shall belong to the Company. Except as approved by the Company's Board of Directors or Chief Executive Officer, the Employee shall not be entitled to any interest in such project, program or venture or to any commission, finder's fee or other compensation in connection therewith other than the compensation to be paid to the Employee as provided in this Agreement.



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     5. TERMINATION OF EMPLOYMENT; GROUNDS FOR TERMINATION - The Employee's
employment shall terminate in the event that at any time:

          (i) The Employee dies,

          (ii) The Board of Directors of the Company elects to terminate this Agreement for "cause" and notifies the Employee in writing of such election,

          (iii) The Employee becomes "disabled," so that he cannot perform the essential functions of his position with or without reasonable accommodation,

          (iv) The Board of Directors of the Company elects to terminate this Agreement without "cause" and notifies the Employee in writing of such election, or

          (v) The Employee elects to terminate this Agreement and notifies the Company in writing of such election.

     If this Agreement is terminated such termination shall be effective 30 days after delivery of the notice of termination.

          (b) "Cause" Defined "Cause" means:

               (i) The Employee has breached the provisions of this Agreement in any material respect,

               (ii) The Employee has engaged in willful and material misconduct, including willful and material failure to perform the Employee's duties as an officer or employee of the Company and has failed to cure such default within 30 days after receipt of written notice of default from the Company,

               (iii) The Employee has committed fraud, misappropriation or embezzlement in connection with the Company's business, or

               (iv) The Employee has been convicted or has pleaded NOLO CONTENDERE to criminal misconduct (except for parking violations, occasional minor traffic violations and other similar minor violations).

          (c) EFFECT OF TERMINATION - Notwithstanding any termination of this Agreement, the Employee, in consideration of his employment hereunder to the date of such termination, shall remain bound by the provisions of this Agreement which specifically relate to periods, activities or obligations upon or subsequent to the termination of the Employee's employment.

          (d) "DISABLED" DEFINED - "DISABLED" means any mental or physical condition that renders the Employee unable to perform the essential functions of his position, with or without reasonable accommodation, for a period in excess of 3 months.

          (e) SURRENDER OF RECORDS AND PROPERTY - Upon termination of his employment with the Company, the Employee shall deliver promptly to the Company all records, manuals, books,




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     blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof that relate in any way to the business, products, practices or techniques of the Company, and all other property, trade secrets and confidential information of the Company, including, but not limited to, all documents that in whole or in part contain any trade secrets or confidential information of the Company, which in any of these cases are in his possession or under his control.

     6. INDEMNIFICATION

     In the event that Employee is made, or threatened to be made, a party to any action or proceeding, whether civil or criminal, by reason of the fact that he is or was a director, officer, or member of a committee of the Board of Directors of the Company or serves or served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Company, he shall be indemnified by the Company and the Company shall advance his related expenses to the fullest extent permitted by law (including without limitation, damages, costs and reasonable attorney fees), as may otherwise be provided in the Company's Certificate of Incorporation and ByLaws.

     7. MISCELLANEOUS

     (a) COUNTERPARTS - This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing any such counterpart.

     (b) SEVERABILITY - Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provisions of this Agreement will not be affected or impaired thereby. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered.

     (c) SUCCESSORS AND ASSIGNS - This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives and, to the extent permitted by subsection (e), successors and assigns.

     (d) ASSIGNABILITY - Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable (including by operation of law) by either party without the prior written consent of the other party to this Agreement, except that the Company may, without the consent of the Employee, assign its rights and obligations under this Agreement to any corporation, firm or other business entity with or into which the Company may merge or consolidate, or to which the Company may sell or transfer all or substantially all of its assets, or of which 50% or more of the equity investment and of the voting control is owned, directly or indirectly, by, or is under common ownership with, the Company. Provided such assignee explicitly assumes such responsibilities, after any such assignment by the Company, the

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Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement including this Section 10.

     (e) MODIFICATION, AMENDMENT, WAIVER OR TERMINATION - No provision of this Agreement may be modified, amended, waived or terminated except by an instrument in writing signed by the parties to this Agreement. No course of dealing between the parties will modify, amend, waive or terminate any provision of this Agreement or any rights or obligations of any party under or by reason of this Agreement. No delay on the part of the Company or Employee in exercising any right hereunder shall operate as a waiver of such right. No waiver, express or implied, by the Company of any right or any breach by the Employee shall constitute a waiver of any other right or breach by the Employee.

     (f) NOTICES - All notices, consents, requests, instructions, approvals or other communications provided for herein shall be in writing and delivered by personal delivery, overnight courier, mail, electronic facsimile or e-mail addressed to the receiving party at the address set forth herein. All such communications shall be effective when received.


         If to the Company:

                 Facsimile:________________
                 Attn: Chief Executive Officer

         If to the Employee:
                 Ms.


Any party may change the address set forth above by notice to each other party given as provided herein.

     (g) HEADINGS - The headings and any table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     (h) GOVERNING LAW - ALL MATTERS RELATING TO THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CONNECTICUT, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PROVISIONS THEREOF.

     (i) VENUE; FEES AND EXPENSES. Any action at law, suit in equity or judicial proceeding arising directly, indirectly, or otherwise in connection with, out of, related to or from this Agreement, or any provision hereof, shall be litigated only in the state courts located in the State of Connecticut, County of Fairfield or the federal courts in the district which covers such county. The Employee and the Company consent to the jurisdiction of such courts. The




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prevailing party shall be entitled to recover its reasonable attorneys' fees and costs in any such action.

     (j) WAIVER OF RIGHT TO JURY TRIAL. Each party hereto hereby waives, except to the extent otherwise required by applicable law, the right to trial by jury in any legal action or proceeding between the parties hereto arising out of or in connection with this Agreement.

     (k) THIRD-PARTY BENEFIT - Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities of any nature whatsoever.

     (1) WITHHOLDING TAXES - The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

THE PARTIES ACKNOWLEDGE THAT EACH HAS READ THIS AGREEMENT, UNDERSTANDS IT, AND AGREES TO BE BOUND BY ITS TERMS AND CONDITIONS. FURTHER, THE PARTIES AGREE THAT THIS AGREEMENT AND ANY EXHIBITS HERETO ARE THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, WHICH SUPERSEDES ALL PROPOSALS OR ALL PRIOR AGREEMENTS, ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF.

ACCEPTED AND AGREED:

MARKLAND TECHNOLOGY, INC.                    Ms. JO-ANN NICHOLS

By /s/ Ken Ducey, Jr.                        /s/ Jo Ann Nichols
   -----------------------------             -----------------------------------
   Ken Ducey, Jr.
--------------------------------
Print Name


Title: President
Date: 10-31-03                               Date: 10/27/03

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